Exhibit 10.36

2011 and 2012 Executive Officer Compensation Arrangements

The compensation for the executive officers of Cerus Corporation regarding annual base salaries and target bonus percentages were as follows:

Name	2011 Annual Base Salary (1)	2011 Targeted Bonus (as a % of 2011 Annual Base Salary)	2012 Annual Base Salary (2)	2012 Targeted Bonus (as a % of 2012 Annual Base Salary)
Claes Glassell(3) Former President and Chief Executive Officer	$500,000	60%	—	—

William M. Greenman(4) President and Chief Executive Officer	$415,000	60%	$475,000	60%

Laurence M. Corash, M.D. Senior Vice President, Chief Scientific Officer	$378,755	35%	$390,113	35%

Howard G. Ervin Vice President, Legal Affairs and Chief Legal Officer	$317,761	35%	$327,295	35%

Kevin D. Green Vice President, Finance and Chief Accounting Officer	$242,000	35%	$263,780	35%

Caspar Hogeboom(5) President, Cerus Europe B.V. (6)	$286,834	35%	$290,936	35%

(1)	Annual base salary was effective March 1, 2011, except for Mr. Greenman, as discussed in footnote 4 below.
(2)	Annual base salary was effective March 1, 2012.
(3)	Mr. Glassell resigned as President and Chief Executive Officer effective April 18, 2011.
(4)	Mr. Greenman became President and Chief Executive Officer effective April 18, 2011. Prior to his role as President and Chief Executive Officer, Mr. Greenman served as the Company’s Senior Vice President, Business Development & Marketing and Chief Business Officer, with an annual base salary of $321,360 and a target bonus percentage of 35%, effective March 1, 2011.
(5)	Mr. Hogeboom’s annual base salary has been converted from Euros to United States dollar. Mr. Hogeboom’s 2011 annual base salary of €206,000 has been converted from Euros to United States dollar by applying an average exchange rate of €1 to $1.3924 for the year ended December 31, 2011. Mr. Hogeboom’s 2012 annual base salary of €224,540 has been converted from Euros to United States dollar using the exchange rate of €1 to $1.2957, which was the exchange rate in effect on December 31, 2011.
(6)	Mr. Hogeboom’s title changed from General Manager, Cerus Europe to President, Cerus Europe B.V., effective March 1, 2012.